EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems, S.A. - Argentina
Checkpoint Systems (Aust/ NZ) Pty Ltd - Australia
Checkpoint Systems GmbH - Austria
Actron Belgium and Luxemburg N.V. - Belgium
Checkpoint Europe N.V. - Belgium
Checkpoint Systems Belgium N.V. - Belgium
D & D Security N.V. - Belgium
Meto N.V. - Belgium
Checkpoint do Brasil Ltda. - Brazil
Checkpoint Caribbean Ltd. - Cayman Island
Checkpoint Canada, Inc. - Canada
Meto Canada, Inc. -- Canada
Checkpoint Commercial (Shanghai) Co., Ltd. - China
Zhangjiagang Free Trade Zone Avenue Ticker & Label Manufacturing Co., Ltd.-China Checkpoint Systems (CZ) s.r.o. - Czech Republic
Checkpoint Systems Danmark A/S - Denmark
Checkpoint Meto Finland OY - Finland
Checkpoint Systems France S.A.S. - France
Checkpoint Systems GmbH - Germany
Checkpoint Systems Holding GmbH - Germany
Checkpoint Systems International GmbH - Germany
Checkpoint Systems Europe GmbH - Germany
Checkpoint Solutions GmbH -- Germany
ADS Asia Limited -- Hong Kong
Checkpoint Systems Hong Kong Ltd. - Hong Kong
ADS India Private Limited - India
Checkpoint Systems India Pvt - India
Checkpoint Systems Italia S.p.A. - Italy
Checkpoint Systems Japan Co. Ltd. - Japan
Checkpoint Manufacturing Japan Co. Ltd. - Japan
UAB Checkpoint Vilnius - Lithuania
Checkpoint Systems (M) Sdn. Bhd. - Malaysia
Checkpoint Systems Sales (M) Sdn. Bhd. - Malaysia
Checkpoint de Mexico, S.A. de C.V. - Mexico
Checkpoint Holland Holding B.V. - The Netherlands
Checkpoint Holland Trading B.V. -- The Netherlands
CP International Systems C.V. - The Netherlands
Checkpoint Meto Benelux B.V. - The Netherlands
Checkpoint Systems Europe B.V. - The Netherlands
ID Systems Europe B.V. - The Netherlands
ID Systems Productie B.V. - The Netherlands
Kimball Systems B.V. - The Netherlands
Checkpoint Systems Ltd. - New Zealand
Checkpoint Meto Norge A/S - Norway
Checkpoint Systems (CEE) Spolka z.o.o. -- Poland
Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal
Checkpoint Systems (SK) s.r.o.- Slovakia
Checkpoint Systems Espana S.L.- Spain
Checkpoint Systems Sverige A.B. - Sweden
Turn-O-Matic International A.B. - Sweden
Checkpoint Export A.G. - Switzerland
Checkpoint Systems A.G. -- Switzerland
ADS Eticket Limited Sirketi - Turkey
Actron Group Ltd. - United Kingdom
Actron U.K. Ltd. - United Kingdom
ADS Solutions Limited -- United Kingdom
ADS UK Ltd. -- United Kingdom
ADS (United Kingdom) Ltd. - United Kingdom

ADS Worldwide Ltd. -- United Kingdom
Avenue Data Systems Ltd - United Kingdom
Checkpoint Systems U.K. Ltd. - United Kingdom
Evagard Ltd. - United Kingdom
Meto U.K. Ltd. - United Kingdom
Checkpoint International LLC - USA
Checkpoint Security Systems Group, Inc. - USA